Exhibit 99.1

iBio Announces Appointment of Randy J. Maddux as Chief Operating Officer

- Brings >20 Years of Global Biotech Operations and Business Development Experience -

BRYAN, Texas / November 3, 2020 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”), a biotech innovator and biologics contract manufacturing organization, today announced the appointment of Randy J. Maddux as its Chief Operating Officer (“COO”), effective December 1, 2020.

Mr. Maddux has more than 20 years of global biologics drug development and manufacturing, business development and relationship management experience. He was most recently SVP and Chief Manufacturing Officer at Aptevo Therapeutics, where he led the company’s quality; process development; analytical development and formulation; engineering and facilities; and supply chain functions. Mr. Maddux was previously VP and Site Director at GlaxoSmithKline, where he led the largest biopharmaceutical development and manufacturing site within the GSK manufacturing network and was instrumental in launching a successful contract development and manufacturing (“CDMO”) services business. Prior to GSK, he was VP Quality and Operations at Human Genome Sciences and held positions of increasing responsibility within Biogen’s Quality organization. During his career, Mr. Maddux has served in key roles supporting the licensure and launch of several products including Avonex® (interferon beta-1a), Tysabri® (natalizumab), Benlysta (belimumab) and Raxibacumab (Abthrax). He holds an MBA in Operations and Statistics from Duke University, Fuqua School of Business and a BS Professional in Chemistry from East Carolina University

“We are delighted to welcome Mr. Maddux as COO,” said Tom Isett, Chairman & CEO of iBio. “In addition to his broad operational experience that ranges from site start-ups, to large facilities and manufacturing services, Mr. Maddux brings deep technical expertise and a strategic approach to biologics drug development. His insights and experience should be invaluable as iBio continues to grow its pipeline of proprietary biopharmaceuticals and expand its CDMO services business.”

Mr. Maddux commented, “I am very much looking forward to bringing my expertise and experience to the team, and helping iBio deploy its unique plant-based manufacturing technologies as a fast, scalable way to advance biologics drug development.”

About iBio, Inc.

iBio is a global leader in plant-based biologics manufacturing. Its FastPharming® System combines vertical farming, automated hydroponics, and glycan engineering technologies to rapidly deliver high-quality monoclonal antibodies, vaccines, bioinks and other proteins. The Company’s subsidiary, iBio CDMO LLC, provides FastPharming Contract Development and Manufacturing Services. iBio’s Glycaneering Development Service™ includes an array of new glycosylation technologies for engineering high-performance recombinant proteins. Additionally, iBio is developing proprietary products, which include IBIO-100 for the treatment of fibrotic diseases, and vaccines for infectious diseases. For more information, visit www.ibioinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the expected contribution of Mr. Maddux. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the contribution of Mr. Maddux to iBio’s management team, the Company’s ability to obtain regulatory approvals for commercialization of its product candidates, including its infectious disease vaccines, or to comply with ongoing regulatory requirements, regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, its ability to maintain its license agreements, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations, its ability to obtain or maintain the capital or grants necessary to fund its research and development activities, competition, its ability to retain its key employees or maintain its NYSE American listing, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Stephen Kilmer

iBio, Inc.

Investor Relations

(646) 274-3580

skilmer@ibioinc.com